Exhibit 99.1
Gossamer Bio Announces Third Quarter 2021 Financial Results and Provides Corporate Update
- Topline Results from Ongoing Phase 2 TORREY Study of Seralutinib in Patients with PAH Now Expected in Second Half of 2022, Due to COVID-19-Related Delays -
- Phase 2 SHIFT-UC Study of GB004 in Patients with UC has Completed Enrollment with 12-Week Topline Results Expected in the Second Quarter of 2022 -
- GB5121, a Covalent, CNS-Penetrant BTK Inhibitor for the Treatment of PCNSL, Advances into Phase 1 Trial in Healthy Volunteers -
- Cash, cash equivalents and marketable securities totaled $366 million as of September 30, 2021 -

SAN DIEGO — (BUSINESS WIRE) — November 8, 2021 — Gossamer Bio, Inc. (Nasdaq: GOSS), a clinical-stage biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutics in the disease areas of immunology, inflammation and oncology, today announced its financial results for the third quarter of 2021 and provided a corporate update.
Clinical-Stage Product Candidate Updates
Seralutinib (GB002): Inhaled PDGFR, CSF1R and C-KIT Inhibitor for Pulmonary Arterial Hypertension (PAH)
•Enrollment is ongoing in the TORREY Study, a Phase 2 clinical trial in patients with PAH whose disease has progressed despite standard-of-care therapy. The primary endpoint is change in pulmonary vascular resistance (PVR) from baseline at week 24.
•Due to COVID-19 related trial and site delays, topline data from the TORREY study are now expected in the second half of 2022, subject to developments in the ongoing COVID-19 pandemic.
•Phase 2 TORREY Study protocol summary manuscript published in Pulmonary Circulation on October 22nd.
GB004: Oral, Gut-Targeted HIF-1α Stabilizer for Inflammatory Bowel Disease (IBD)
•Enrollment has been completed in the ongoing SHIFT-UC Study, a Phase 2 clinical trial in patients with active ulcerative colitis (UC) despite treatment with 5-ASAs. The primary endpoint is proportion of patients with clinical remission at week 12.
•12-week topline data from the SHIFT-UC study are expected in the second quarter of 2022.
•36-week topline data from the treat-through portion of the SHIFT-UC study are expected in the fourth quarter of 2022.

GB5121: Oral, Covalent, CNS-Penetrant BTK Inhibitor for Primary CNS Lymphoma (PCNSL)
•First subject dosed in first-in-human Phase 1 clinical trial in healthy volunteers.
•Gossamer expects to initiate a Phase 1b/2 clinical trial of GB5121 in PCSNL patients in the first half of 2022.
GB7208: Oral, Covalent, CNS-Penetrant BTK Inhibitor for Multiple Sclerosis
•Gossamer expects to initiate a first-in-human Phase 1 clinical trial of GB7208 in healthy volunteers in the second half of 2022.
Financial Results for the Quarter Ended September 30, 2021
•Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents and marketable securities as of September 30, 2021, were $366.0 million. The Company expects the combination of current cash, cash equivalents and marketable securities, and access to its debt facility will be sufficient to fund its operating and capital expenditures into the second half of 2023.
•Research and Development (R&D) Expenses: For the quarter ended September 30, 2021, R&D expenses were $43.2 million, compared to R&D expenses of $41.8 million for the same period in 2020.
•General and Administrative (G&A) Expenses: For the quarter ended September 30, 2021, G&A expenses were $12.5 million, compared to $11.4 million for the same period in 2020.
•Net Loss: Net loss for the quarter ended September 30, 2021, was $60.2 million, or $0.80 per share, compared to a net loss of $57.8 million, or $0.80 per share, for the same period in 2020.
Conference Call and Webcast
Gossamer’s management team will host a conference call and live audio webcast at 4:15 p.m. ET today, Monday, November 8, to discuss its third quarter 2021 financial results and provide a corporate update.
The live audio webcast may be accessed through the “Events / Presentations” page in the “Investors” section of the Company's website at www.gossamerbio.com. Alternatively, the conference call may be accessed through the following:
Conference ID: 9749597
Domestic Dial-in Number: (833) 646-0603
International Dial-in Number: (929) 517-9782
Live Webcast: https://edge.media-server.com/mmc/p/sezfo9jk
A replay of the audio webcast will be available for 30 days on the “Investors” section of the Company's website, www.gossamerbio.com.

About Gossamer Bio
Gossamer Bio is a clinical-stage biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutics in the disease areas of immunology, inflammation and oncology. Its goal is to be an industry leader in each of these therapeutic areas and to enhance and extend the lives of patients suffering from such diseases.
Forward-Looking Statements
Gossamer cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the anticipated timing of enrollment of clinical trials for our product candidates; plans to advance our product candidates; expectations on the timing of data readouts from our clinical studies; the potential clinical benefits of our product candidates; the expected impact of COVID-19; and the expected timeframe for funding our operating plan with current cash, cash equivalents and marketable securities. The inclusion of forward-looking statements should not be regarded as a representation by Gossamer that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Gossamer’s business, including, without limitation: potential delays in the commencement, enrollment and completion of clinical trials; disruption to our operations from the ongoing global outbreak of the COVID-19 pandemic, including clinical trial delays and clinical site staff shortages; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the results of preclinical studies and early clinical trials are not necessarily predictive of future results; the success of Gossamer’s clinical trials and preclinical studies for its product candidates; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of our product candidates that may limit their development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; Gossamer’s ability to obtain and maintain intellectual property protection for its product candidates; Gossamer’s ability to comply with its obligations in collaboration agreements with third parties or the agreements under which it licenses intellectual property rights from third parties; Gossamer may use its capital resources sooner than it expects; and other risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Gossamer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Gossamer Bio Statement of Operations
Condensed Consolidated Statement of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Operating expenses:
Research and development	$43,190	$41,846	$129,335	$121,944
In process research and development	15	275	60	18,080
General and administrative	12,459	11,448	35,068	33,851
Total operating expenses	55,664	53,569	164,463	173,875
Loss from operations	(55,664)	(53,569)	(164,463)	(173,875)
Other income (expense), net
Interest income	191	580	525	3,076
Interest expense	(4,889)	(4,715)	(14,503)	(7,913)
Other income (loss)	115	(108)	721	(44)
Total other expense, net	(4,583)	(4,243)	(13,257)	(4,881)
Net loss	$(60,247)	$(57,812)	$(177,720)	$(178,756)
Net loss per share, basic and diluted	$(0.80)	$(0.80)	$(2.38)	$(2.67)
Weighted average common shares outstanding, basic and diluted	75,001,510	72,245,897	74,592,632	66,931,512

Condensed Consolidated Balance Sheet
(in thousands)
(unaudited)

BALANCE SHEET DATA:	September 30, 2021	December 31, 2020
Cash, cash equivalents, and marketable securities	$366,020	$512,628
Working capital	338,096	483,672
Total assets	387,038	539,433
Total liabilities	217,229	218,749
Accumulated deficit	(755,250)	(577,530)
Total stockholders' equity	169,809	320,684

For Investors and Media:
Bryan Giraudo, Chief Operating Officer & Chief Financial Officer
Gossamer Bio Investor Relations
ir@gossamerbio.com